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                                                                     EXHIBIT 5.1

                   Letterhead of Stinson, Mag & Fizzell, P.C.


NovaStar Mortgage Funding Corporation
1901 West 47th Place, Suite 105
Westwood, Kansas  66205


                                    Re:  S-3 Registration Statement -
                                         NovaStar Home Equity Loan Asset-Backed
                                         Bonds and Certificates (Legality of
                                         Securities)

Ladies and Gentlemen:

          We have acted as counsel to NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each a "Series") of NovaStar Home Equity Loan Asset-Backed Bonds (the "Bonds") or Certificates (the "Certificates") (the Bonds and the Certificates are collectively referred to as the "Securities"). The Registration Statement will be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The term "Prospectus" means the Prospectus and forms of Prospectus Supplement included in the Registration Statement. The Term "Registration Statement" means the Registration Statement on Form S-3, including the exhibits thereto and all amendments thereto filed and declared effective prior to the date of issuance of the Securities.

          As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate mortgage loan purchase agreement, trust agreement, indenture, servicing agreement and/or pooling and servicing agreement (each an "Agreement"), among the Company, an independent trustee (the "Trustee"), a servicer (the "Servicer") and a seller of the mortgage loans (the "Seller"), each to be identified in the prospectus supplement for such Series of Securities.

          As such counsel, we have examined copies of the Certificate of Incorporation and Bylaws of the Company, the Registration Statement, the Prospectus included therein, the form of each Agreement included therein, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

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          Based upon and subject to the foregoing, we are of the opinion that:

          1. When the Bonds have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, the Bonds will constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such Agreements, and will be legally issued, fully paid and non-assessable.

          2. When the Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, the Certificates will be legally issued, fully paid and non-assessable.

          This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

          We do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of Missouri and the corporate laws of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which form a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under the Act or the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/ STINSON, MAG & FIZZELL, P.C.